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                                                                     EXHIBIT 3.2




                             ENERGY CORPORATION OF
                                    AMERICA

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                                    BY-LAWS
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                                   ARTICLE I

                                    Offices

         Section 1. The principal office of the corporation shall be located at 4643 South Ulster Street, Suite 1100, Denver, Colorado, provided that the Board of Directors shall have power to change the location of the principal office at its discretion.

         Section 2. The corporation may also have offices and keep its books at such other place or places within or outside of the State of West Virginia as the Board of Directors may, from time to time, determine, or as the business of the corporation may require.


                                   ARTICLE II

                        Shareholders and Shares of Stock

         Section 1. Annual Meetings. The annual meeting of the shareholders shall be held on the first Monday in December of each calendar year or on such other date in the month of December as may be designated in the notice and call of such meeting, at the principal office of the corporation, or at such other place either within or outside of the State of Colorado as the Board of Directors shall, from time to time, determine, and the place and the hour at which such meeting shall be held shall be stated in the notice and call of such meeting. At such meeting, the Board of Directors shall be elected and such other business shall be transacted as is usual at the annual meeting of a corporation. Such meeting may adjourn to a later date, and no notice of such adjourned meeting shall be necessary. If such meeting be not held as herein prescribed, the election of directors to succeed those whose terms expire may be held at any meeting thereafter called pursuant to these By-Laws.

         Section 2. Special Meetings. Special meetings of the shareholders may be held at such places within or outside of the State of Colorado as may be designated in the notice and call of such meeting, or if no place be specified, then at the principal office of the corporation; provided, however, that when called by the Board of Directors any special meeting of the shareholders may be held either within or outside of the State of Colorado at such place as may be designated in the notice and call of such meeting. Special meetings of the shareholders may be called by the Board of
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Directors, the President, the Vice President, the Secretary or the Treasurer,
or any number of shareholders owning in the aggregate of at least one-tenth (1/10) of the number of shares outstanding. The notice of special meetings shall state the business to be transacted, and no business other than that included in the notice or incidental thereto shall be transacted at such meeting. Special meetings may adjourn to a later date, and no notice of such adjourned meeting shall be necessary.

         Section 3. Notice of Meetings. Notice of annual and special meetings shall be given by mailing to each shareholder a written notice thereof specifying the time and place of such meeting, and, in the case of special meetings, the business to be transacted, as hereinbefore set forth, such notice to be mailed to the last address of the shareholders as they respectively appear upon the books of the corporation, and in the case of annual meetings not less than ten (10) days, and in the case of special meetings not less than five (5) days, before the date of such meeting and the mailing of such notice shall be sufficient and no publication or further notice shall be necessary. Such notice may be signed by the Secretary or an Assistant Secretary.

         Section 4. Waiver of Notice. Notice of the time, place or purpose of any meeting of shareholders, whether required by the provisions of the corporation laws of the State of West Virginia, or by these By-Laws, shall be dispensed with if every shareholder shall attend such meeting either in person or by proxy, or if every absent shareholder shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.

         Section 5. Action by Unanimous Consent. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action if such meeting were held, shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all shareholders entitled to vote at a meeting of such shareholders duly called and legally held.

         Section 6. Quorum. A quorum of the shareholders shall consist of at least a majority of all of the shares of stock entitled to vote. Any number less than a quorum present may adjourn any shareholders' meeting until a quorum is present and no notice as to such adjourned meeting shall be necessary.

         Section 7. Voting Rights. In all elections of directors of the corporation, each shareholder shall have the right to cast one vote for each share of stock owned by him and entitled to a vote, and he may cast the same in person or by proxy for as many





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persons as there are directors to be elected, or he may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock shall equal; or he may distribute them on the same principle among as many candidates and in such manner as he shall desire, and the directors shall not be elected in any other manner; and on any other question to be determined by a vote of shares at any meeting of shareholders, each shareholder shall be entitled to one vote for each share of stock owned by him and entitled to a vote, and he may exercise this right in person or by proxy; provided, however, no voting rights shall attach to any fractional part of a share of stock, and no person shall vote on any proxy after three (3) years from the date thereof, unless the proxy specifically confers the right to vote for a longer period and then only within the period specified.

         Section 8. Organization of Shareholders' Meeting. The President of the corporation, or, in his absence a Vice President, shall call the meetings of the shareholders to order and shall act as Chairman of such meetings, and the Secretary or an Assistant Secretary of the corporation shall act as Secretary of such meetings. In the absence of such officers, or any one of them, the meeting shall designate the Chairman and/or Secretary, as the case may be.

         Section 9. Order of Business. No formal order of business need be followed in any meeting, regular or special, of the shareholders.

         Section 10. Certificates for Shares of Stock. Every holder of shares of stock in this corporation, when the same shall be fully paid for, shall be entitled to have a certificate signed by, or in the name of the corporation, the President and the Secretary or an Assistant Secretary, of this corporation, certifying the number of shares owned by him in this corporation.

         Section 11. Lost or Destroyed Stock Certificates. A certificate of stock may be issued in lieu of a certificate lost or destroyed upon compliance with the following terms and conditions by the person who appears by the books of the corporation to be the owner of a lost or destroyed certificate; that is to say: (a) Such apparent owner shall file with the officers of the corporation' first, an affidavit setting forth the time, place and circumstances of the loss to the best of his knowledge and belief; second, proof of his having advertised the loss in a newspaper of general circulation published near the principal office of the corporation once a week for two weeks; and (b) he shall execute and deliver to the corporation a bond with good security, in a penalty of at least the value of the shares of stock represented by a lost or destroyed certificate, conditioned to indemnify the corporation and all persons whose rights may be affected by the issuance of a new





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certificate against any loss in consequence of a new certificate being issued;
provided, however, that a new certificate may be issued in lieu of the one lost in the discretion of the Board of Directors, without requiring the publication of the above notice or giving of a bond.

         Section 12. Ownership of Capital Stock. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof so far as the corporation is concerned. The personal representatives of a deceased stockholder shall be entitled to vote the shares of stock of his decedent without having any such shares transferred to him. No voting right shall be given to any stock while owned by the corporation nor shall any stock so held be entitled to any dividend.

         Section 13. Stock Transfer Books. Stock transfer books shall be kept by the Secretary or a transfer agent designated by the corporation, in which the shares shall be transferred under such regulations as may be prescribed by the Board of Directors.

         Section 14. Restrictions on Transfer, Pledge or Sale of Stock. The rights to subscribe for and to transfer, pledge or sell, shares of stock of this corporation may be made subject to such conditions and restrictions as are provided for in any written agreement among and between the stockholders and this corporation that may be authorized and approved by the Board of Directors.

         Section 15. Closing of Stock Books. The Board of Directors is authorized to fix the time, not exceeding forty (40) days preceding the date of any meeting of the shareholders or any dividend payment date, or any date for the allotment of rights, during which the books of the corporation shall be closed against the transfer of stock, of in lieu of providing for the closing of the books against transfer of stock, the board of Directors is authorized to fix a date, not exceeding forty (40) days preceding the date of any meeting of the shareholders or any dividend payment date, or any date for allotment of rights, as a record date for the determination of the shareholders entitled to notice of, or to vote at, such meeting and/or entitled to receive such dividend payment or rights, as the case may be, and only shareholders of record on such date shall be entitled to notice of and/or to vote at such meeting or to receive such dividend payments or rights.


                                  ARTICLE III

                                   Directors

         Section 1. Board of Directors. The business and affairs of the corporation shall be managed by a Board of Directors.





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Directors need not be residents of the State of West Virginia or shareholders in the corporation.

         Section 2. Election of Directors. The initial number of directors shall be at least three (3) but not more than nine (9), provided that the number may be increased or decreased from time to time by an amendment to these By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director. The directors shall be elected at each annual meeting of the shareholders, or any adjournment thereof, to serve until the next annual meeting of the shareholders or until their offices shall be declared vacant, or until their successors are elected and qualified.

         Section 3. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the Board. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 4. Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 5. Annual Meeting of Directors. Within thirty (30) days after each annual meeting of shareholders, the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as may come before the meeting.

         Section 6. Regular Meetings of Directors. A regular meeting of the Board of Directors may be held at such time as shall be determined from time to time by resolution of the Board of Directors.

         Section 7. Special Meetings of Directors. The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the President or by two (2) directors. Such special meeting shall be held at the time specified in the notice of meeting.

         Section 8. Place of Directors' Meeting. All meetings of the Board of Directors (annual, regular or special) shall be held either at the principal office of the corporation or at such other place, either within or outside of the State of Colorado, as shall be specified in the notice of meeting.





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         Section 9. Notice of Directors' Meetings. All meetings of the Board of
Directors (annual, regular or special) shall be held upon not less than three
(3) days written notice stating the date, place and hour of meeting delivered to each director either personally or by mail at the direction of the President or the Secretary or the officer or person calling the meeting.

         Section 10. Waiver of Notice. Notice of the time, place or purpose of any meeting of directors, whether required by the provisions of the corporation laws of the State of West Virginia or by these By-Laws, shall be dispensed with if every director shall attend such meeting in person, or if every absent director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.

         Section 11. Action by Unanimous Consent. Whenever the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such directors may be dispensed with if all the directors shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all directors at a meeting of such directors duly called and legally held.

         Section 12. Specification of Purpose of Meeting Not Required. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 13. Order of Business. No formal order of business need be followed in any meeting of the directors, either regular or special.

         Section 14. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 15. Election of Officers. The directors shall elect the President, Vice President, the Secretary and Treasurer of the corporation, and may elect all other officers and agents, or, as to the latter, may delegate their election to an officer and/or officers of the corporation. In addition to the foregoing officers, the Board of Directors may designate such other officers





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or officials as from time to time may be deemed advisable, and may prescribe their duties. The directors shall have the power to fix the salaries of all officers, agents and employees of the corporation, but in the absence of action by the directors, such power shall be vested in the President, except as to his own salary and that of any Vice President.

         Section 16. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                              Officers and Agents.

         Section 1. Officers. Officers of the corporation shall be a President, Vice President, Secretary and Treasurer, all of whom shall be chosen by the Board of Directors. None of the officers of the corporation need to be a shareholder or director of the corporation. Any two of the above named officers, except those of the President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these By-Laws to be executed, acknowledged, verified or countersigned by any two or more officers. The foregoing officers shall hold office until the next annual meeting of the Board of Directors, held after the annual meeting of the shareholders, and until their successors are elected and qualified. Any duty to be performed by an officer of the corporation may be performed by his duly authorized assistant officer.

         Section 2. Removal of Officers. Any and all officers of the corporation may be removed at any time and their successors elected by a majority vote of the Board of Directors at any regular or special meeting of the directors.

         Section 3. Agents and Employees. All agents and employees of the corporation may be appointed and their salaries fixed by the Board of Directors, by the President, and except as to any Vice President, the Secretary and Assistant Secretary, the Treasurer and Assistant Treasurer, they shall hold office during the will and pleasure of the President, subject to action by the Board of Directors, and may be removed at any time by the President, subject to action by the Board of Directors. If such agents and employees are appointed by the directors, they (except the above specified officers) may nevertheless be removed by the





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President, unless he be expressly forbidden so to do by the directors.

         Section 4. Powers and Duties of the President. The President shall preside at all meetings of the shareholders and the Board of Directors. Subject to the control of the Board of Directors, he shall have general charge of the business of the corporation; he shall keep the Board of Directors fully informed of the business of the corporation; he may sign and execute all authorized bonds, contracts or other obligations in the name of, and on behalf of the corporation; and, with the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, he shall sign all certificates of stock; and, without further authorization than these presents, he may sign all checks and/or drafts upon funds of the corporation in its name and on its behalf, and any bank or depository in which funds of the corporation shall be deposited shall be fully and conclusively protected in honoring any checks and/or drafts on behalf of the corporation signed by the President. Subject to the action of the Board of Directors, he shall have the power to fix the salaries of all officers, agents, and employees of the corporation, except the President and any Vice President, and shall have the power to employ and discharge all agents and employees of the corporation, subject to the control of the Board of Directors, except the Vice Presidents, the Secretary and Assistant Secretary, the Treasurer and Assistant Treasurer. He shall generally conduct the affairs of the corporation and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 5. Vice President. The Vice President shall perform all of the duties and be vested with all of the authority of the President in case of a vacancy in the office of President or in the absence or disqualification of the President and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors. If there be more than one Vice President, the Board of Directors may designate one of them as a Senior Vice President and he shall perform all the duties and be vested with all the authority set forth in the preceding sentence; and the other Vice President or Vice Presidents shall have such other powers and shall perform such other duties as may be assigned to him or them by the Board of Directors.

         Section 6. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the shareholders. The Secretary shall likewise attend to the giving and serving of all notices of meetings, shall affix the seal of the corporation to all certificates of stock and all authorized contracts and obligations of the corporation, shall attest to the same, shall keep the transfer books and ledgers of the corporation which books shall be at all reasonable times, open for examination to any director, shall perform in general all of the duties incident to the office of the Secretary, and shall have such other





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powers and duties as shall be from time to time conferred upon him by the Board of Directors.

         Section 7. Assistant Secretary. The Board of Directors may designate and choose an Assistant Secretary, who shall have the usual powers and duties pertaining to his office together with such other powers and duties as may be assigned to him by the Board of Directors. In case of the absence or disability of the Secretary, the duties of the Secretary shall be performed by the Assistant Secretary.

         Section 8. Treasurer. The Treasurer shall have the custody of all the funds and securities of the corporation and shall have the power to sign checks and drafts of the corporation, and any depository in which the funds of the corporation are deposited shall be conclusively protected in honoring and acting upon any check or draft signed by the Treasurer. The Treasurer shall keep full and accurate account of all moneys received and paid on account of the corporation which shall truly reflect all the financial transactions and conditions of the corporation, shall conform to the requirements hereof, and he shall generally perform all acts incident to the position of Treasurer, and shall have such further powers and duties as shall be from time to time conferred upon him by the Board of Directors.

         Section 9. Assistant Treasurer. The Board of Directors may designate and choose an Assistant Treasurer, who shall have the usual powers and duties pertaining to his office together with such other powers and duties as may be assigned to him by the Board of Directors. In case of the absence or disability of the Treasurer, the duties of the Treasurer shall be performed by the Assistant Treasurer.


                                   ARTICLE V

                                Indemnification

         Section 1. Indemnification. Every person (and the heirs, executors and administrators of such person) who is or was a director, officer or employee of the corporation, or of any other company which he served as such at the request of the corporation and of which the corporation directly or indirectly is a stockholder or creditor, or in which, or in the stocks, bonds, securities or other obligations of which it is any way, interested, shall be entitled to indemnification as a right by the corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the corporation or such other company or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason





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of his being or having been a director, officer or employee of the corporation or such other company, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense shall have been incurred, except in such cases wherein the director, officer or employee is adjudged liable for negligence or misconduct in the performance of duty to the corporation or such other company, and except, in addition, in any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; and in such excepted cases, criminal actions or proceedings, indemnification may be made at the discretion of the corporation. As used in this paragraph, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in this paragraph may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this paragraph. The rights of indemnification provided in this paragraph shall be in addition to any rights to which any such director, officer or employee or other person may otherwise be entitled under any by-law, agreement, vote of stockholders, or otherwise.


                                   ARTICLE VI

                               Corporate Records

         Section 1. Corporate Records. The directors and officers of the corporation shall keep accurate account of all corporate transactions. The books and records of the corporation shall at all times be subject to examination by any director or by any committee appointed for the purpose at a meeting of the shareholders, or by the holders of at least five percent (5%) of the stock outstanding not in a meeting. The minutes and resolutions of the Board of Directors shall at all times be open to examination by any member of the Board or by any committee appointed by the shareholders, and such minutes shall be produced whenever required by the shareholders at any meeting. The books of the corporation shall be so kept as to show at all times what money or other consideration was received by the corporation for the stock issued by it and the number of shares issued.





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                                  ARTICLE VII

                             Dividends and Finance

         Section 1. Dividends. The Board of Directors may from time to time declare and pay dividends of so much of the net profits of the corporation as they deem it prudent to divide, payable in cash or other property of the corporation, against its accumulated earnings or surplus, whenever such declaration of dividends will not impair the capital of the corporation.

         Section 2. Depository of Funds. The moneys of the corporation shall be deposited in the name of the corporation in such bank, banks, trust company or trust companies as the Board of Directors shall designate and shall be drawn out only by check, signed by persons designated by resolution of the Board of Directors.

         Section 3. Fiscal Year. The fiscal year of the corporation shall begin on the first day of July in each year, unless otherwise provided by the Board of Directors.


                                  ARTICLE VIII

                                 Corporate Seal

         Section 1. Corporate Seal. The corporate seal of this corporation shall be circular in form and shall have inscribed thereon the name of this corporation and the words "Corporate Seal" in the center, and the Board of Directors for this purpose hereby adopts the seal, the impression of which is made on the margin hereof.


                                   ARTICLE IX

                              Amendment to By-Laws

         Section 1. Amendment to By-Laws. These By-Laws may be altered, amended or repealed in whole or in part at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at the meeting, a quorum being present, subject to repeal or change by the affirmative vote of the holders of a majority of the issued and outstanding shares then entitled to vote, at any meeting of the shareholders.





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